Exhibit 99.1

Investor Relations

 (212) 479-3150

New Residential Announces Preliminary Fourth Quarter & Full Year 2015 Results

NEW YORK – (BUSINESS WIRE) – January 26, 2016 – New Residential Investment Corp. (NYSE:NRZ, “New Residential” or the “Company”) announced today preliminary results for the quarter and full year ended December 31, 2015:

	Q4 2015	Year Ended December 31, 2015

Core Earnings per Diluted Share*	$0.49 to $0.53	$1.89 to $1.93

GAAP Earnings per Diluted Share	$0.43 to $0.47	$1.31 to $1.35

*Core Earnings is a non-GAAP measure. For a reconciliation of GAAP Earnings to Core Earnings, please refer to the Q4 Reconciliation of Preliminary GAAP Earnings to Core Earnings Results below.

Core earnings for the fourth quarter 2015 are expected to be in the range of $0.49 to $0.53 per diluted share. GAAP earnings for the fourth quarter 2015 are expected to be in the range of $0.43 to $0.47 per diluted share.

Core earnings for full year 2015 are expected to be in the range of $1.89 to $1.93 per diluted share. GAAP earnings for full year 2015 are expected to be in the range of $1.31 to $1.35 per diluted share.

Michael Nierenberg, Chief Executive Officer of New Residential commented, “We believe buying back shares from time to time is in the best interest of our shareholders, and the announcement of our preliminary results provides us with flexibility under the share repurchase program we announced on January 19, 2016. We remain confident in our ability to deliver sustainable and attractive returns, and we look forward to reporting more detailed results on our upcoming earnings call.”

Notable events for the quarter ended December 31, 2015:

•	During the quarter, New Residential exercised its call rights on 28 seasoned Non-Agency RMBS deals with an aggregate UPB of approximately $654 million and recognized GAAP and Core earnings of $5.2 million and $6.8 million respectively, related to these transactions.

•	During the quarter, New Residential securitized approximately $510 million in UPB of performing loans and recognized a GAAP gain of approximately $2.4 million.

•	On December 17, 2015, New Residential purchased two pools of non-performing residential mortgage loans with a total UPB of approximately $450 million at a price of approximately $290 million.

The Company has provided ranges, rather than specific amounts, for the preliminary results described above primarily because its financial closing procedures for the quarter and full year ended December 31, 2015 are not yet complete. As a result, the Company’s actual results may differ from the preliminary estimates, and such differences may be material. These estimates were prepared by, and are solely the responsibility of, the Company’s management, based upon a number of assumptions. Additional items that may require material adjustments to the preliminary financial information may be identified prior to the finalization of the Company’s fourth quarter and full year 2015 results. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information prior to the regular announcement of its earnings. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary results.

Q4 Reconciliation of Preliminary GAAP Earnings to Core Earnings Results:

	Low	High
Net income (loss) per diluted share attributable to common stockholders ("GAAP Earnings")	$ 0.43	$ 0.47
Impairment	0.07	0.07
Other Income Adjustments:
Other Income	(0.09)	(0.10)
Other Income attributable to non-controlling interests	0.05	0.05
Total Other Income Adjustments	(0.04)	(0.05)

Incentive compensation to affiliate	-	0.01
Non-capitalized transaction-related costs	0.01	0.01
Deferred taxes	(0.06)	(0.07)
Interest income on residential mortgage loans, held-for-sale	0.01	0.01
Core accretion adjustment for called bonds	(0.03)	(0.04)
Core earnings of equity method investees:
Excess mortgage servicing rights	0.03	0.04
Consumer loans	0.07	0.08
Core Earnings per diluted share attributable to common stockholders	$ 0.49	$ 0.53

*Q4 Reconciliation of Preliminary GAAP Earnings to Core Earnings Results was calculated across the low and high GAAP earnings ranges based on a pro-rata allocation of the expected base case differences between GAAP Earnings and Core Earnings.

NOTE REGARDING CORE EARNINGS

The Company has four primary variables that impact its operating performance: (i) the current yield earned on its investments, (ii) the interest expense incurred under the debt incurred to finance its investments, (iii) operating expenses and taxes and (iv) realized and unrealized gain or losses, including any impairment and deferred tax, on our investments. “Core earnings” is a non-GAAP measure of its operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of its recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to its Manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of its activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business.

In the fourth quarter of 2015, the Company modified its definition of core earnings to limit accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral. The Company made the modification in order to be able to accrete to the lower of par or the value of underlying collateral, in instances where the value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised. This modification had no impact on core earnings in prior periods.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flow from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release, including without limitation statements as to (i) the Company’s repurchase of its shares pursuant to the stock repurchase program described above and (ii) management’s range and estimate of preliminary results of the Company’s core earnings and GAAP earnings for the quarter and full year ended December 31, 2015 constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150